UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 14, 2011

DELTRON, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-130197	86-1147933
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

1377 Markon Drive
Garden Grove, CA 92841
(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  (714) 891-1795

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

SECTION 4. – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT:

On April 14, 2011, the Board of Directors appointed Wilson Morgan LLP (“Wilson”) as Deltron, Inc’s independent auditors for the 2011 fiscal year, replacing Cacciamatta Accountancy Corporation (“Cacciamatta”).

On April 14, 2011, the Company dismissed Cacciamatta as the Company’s independent auditor effective April 14, 2011.  The report of Cacciamatta on the Company’s consolidated financial statements for the nine-month transition period ended September 30, 2010 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that such report on our consolidated financial statements contained an explanatory paragraph with respect to uncertainty as to the Company’s ability to continue as a going concern.

For the nine-month period ended September 30, 2010, and through the date of this Form 8-K, there have been no disagreements with Cacciamatta on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to Cacciamatta’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their report. For the nine-month period ended September 31, 2010, and through the date of this Form 8-K, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Cacciamatta with the disclosures it is making herein no later than the day that the disclosures are filed with the Commission.  The Company has requested Cacciamatta furnish it a letter addressed to the Commission stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree.  The letter from Cacciamatta is attached as exhibit 16.1 hereto.

During the year ended September 30, 2010, and through April 14, 2011 (the date Wilson was appointed), the Company did not consult Wilson with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s Consolidated Financial Statements, or any other matters or reportable events as defined in Item 304(a)(2)(i) and (ii) of Regulation S-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 Financial Statements and Exhibits

16.1 – Letter from Cacciamatta

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Henry Larrucea

Henry Larrucea, President